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                                                                    Exhibit 10.3












                             WESTAR INDUSTRIES, INC.

                         2001 SHORT TERM INCENTIVE PLAN
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                             WESTAR INDUSTRIES, INC.
                         2001 SHORT TERM INCENTIVE PLAN


     The purpose of the Westar Industries, Inc. 2001 Short Term Incentive Plan
(Plan) is to motivate key executives, managers, and select exempt employees to achieve the highest level of performance to further the achievement of Westar Industries' goals, objectives, and strategies. This Plan is designed to reward performance using financial incentives to supplement base compensation. Also, the Plan will enhance the ability of the Company to attract new executive talent when needed. In addition, the Plan is intended to benefit the Company in the pursuit of its goals and objectives by stimulating and motivating officers and select employees, which will in turn enhance productivity and promote the retention of experienced and qualified executive talent in a cost effective and efficient manner. A further purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Code.

     1. Definitions. As used herein the following words and phrases shall have
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the following respective meanings unless the context clearly indicates otherwise:

     (a) Award: A Regular Award or Insurance-Related Award under the Plan.
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     (b) Base Compensation: The annualized salary or hourly rate of pay paid to
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a Participant, excluding shift differentials, overtime, bonuses, commissions, or any pay element other than the base rate.

     (c) Beneficiary: The person or persons designated by a Participant or
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otherwise determined pursuant to Section 8 to receive any payment which under the terms and conditions of a Regular Award may be made on behalf of the Participant on or after the Participant's death.

     (d) Board of Directors: The Board of Directors of the Company.
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     (e) Code: The Internal Revenue Code of 1986, as amended.
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     (f) Committee: The Committee established by the Board of Directors pursuant
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to Section 2 to administer the Plan.

     (g) Company: Westar Industries, Inc., a Kansas corporation, and its
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successors and assigns.

     (h) Covered Employee: An employee of the Company described in Section
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162(m)(3) of the Code (or any successor provision).
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     (i) Insurance-Related Award: An award granted to a Participant under the
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terms of the Plan entitling such Participant to the purchase of a Policy on the
Participant's life conditioned upon attainment of specified performance goals.

     (j) Participant: An employee who is eligible to receive an Award pursuant
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to Section 3 and to whom an individual Award has been made under the Plan, but which has not been paid, canceled, or otherwise terminated or satisfied under the terms of the Award.

     (k) Plan: The Plan herein set forth, and as from time to time amended.
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     (l) Policy: A life insurance policy on the life of a Participant in which
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the Company and the Participant each have an interest.

     (m) Regular Award: An award granted to a Participant under the terms of the
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Plan entitling such Participant to payment as set forth in the award conditioned upon attainment of specified performance goals.

     (n) Split-Dollar Agreement: The Split-Dollar Agreement entered into by the
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Participant and the Company pursuant to Section 6(b).

         2. Administration. A committee of at least two directors, all of whom
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shall be "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder, shall be responsible for administering the Plan, determining whether actual individual compensation Awards have been earned, approving the amount of the actual individual compensation Awards, and establishing the terms of any Policy or Split-Dollar Agreement.

         The Committee shall have full and complete discretion (subject to the terms of the Plan) to determine the persons to whom Awards shall be granted, to determine whether to grant Regular Awards or Insurance-Related Awards or both, to grant Awards, to determine the terms, conditions, restrictions and performance goals relating to any Award, to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, to decide questions of fact under the Plan, or any Policy or Split-Dollar Agreement, and to interpret and apply the terms and provisions of the Plan and any Policy and Split-Dollar Agreement in all respects.
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         The members of the Committee and all directors, agents, officers, fiduciaries, and employees of the Company shall not be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with their responsibilities with respect to the Plan or any Policy or Split-Dollar Agreement; and the Company hereby agrees to indemnify the members of the Committee and all directors, agents, officers, fiduciaries, and employees of the Company in respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction, or determination to the full extent permitted by law.

         3. Eligibility to Participate. The persons who are eligible to receive
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Awards under the Plan are all Covered Employees and such other salaried employees or groups of salaried employees of the Company as the Committee shall designate.

         4. Awards. (a) Not later than 90 days after the beginning of each
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calendar year (or such other date as may be required or permitted by Section
162(m) of the Code to establish performance-based annual incentive award targets), the Committee will determine the persons to whom Awards shall be made for that calendar year, determine whether the Awards shall be Regular Awards, Insurance-Related Awards or a combination thereof, select one or more performance measures, establish the objective written performance goals with respect to each selected performance measure, and establish in writing the Award opportunities and other terms of the Awards to be made to each Participant. The performance measures which may serve as determinants of a Participant's Award opportunities are limited to: total shareholder return; earnings per share; operating income; net income; pro forma net income; earnings before interest, taxes, depreciation and/or amortization; return on shareholders' equity; return on designated assets; shareholder value added; revenues; capital gains; expenses; operating profit margin; operating cash flow; net profit margin; and achievement of operational strategies in terms of control of accidents, lost time and/or customer satisfaction. The performance goals may be determined by reference to the performance of the Company or of a subsidiary or affiliate of the Company, or of a division or unit of any of the foregoing. The selected goals may be different for different Participants.

     (b) In the case of Regular Awards, performance goals shall include a threshold level below which no payment shall be made, a level of performance at which the target payment shall be made and a maximum level of performance above which no additional amount shall be paid. Unless the Committee determines otherwise, a Participant's Regular Award opportunity shall be expressed in terms of a percentage of the Participant's Base Compensation for the applicable calendar year.
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     (c) The Committee may adjust the performance goals established for a particular calendar year, to the extent consistent with Section 162(m) of the Code, to account for extraordinary events which may affect the determination of performance by the Participant, in order to avoid distortions in the operation of the Plan. Such events may include, without limitation, special charges and other extraordinary items or significant acquisitions or divestitures.

     (d) The maximum amount payable to any Participant in respect of all Regular Awards under the Plan in respect of any calendar year is $3 million.

     (e) The maximum amount of compensation that may be earned by any Participant in respect of all Insurance-Related Awards for any calendar year is $10 million.

         5. Payment of Regular Awards.
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     (a) Generally. Payment in respect of Regular Awards that have been earned
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shall be made in cash following the calendar year for which the Regular Award was granted. Before payment is made to any Participant in respect of any Regular Award, the Committee must certify in writing the extent to which the Participant has satisfied the performance goals established for the Participant in the Regular Award, and payment shall be made only to the extent the Regular Award has been earned on account of attainment of such performance goals. The Committee may not increase the amount payable under the Regular Award above the amount actually earned pursuant to the terms of the Regular Award.

     (b) Termination of Employment. If a Participant ceases to be continually
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employed by the Company (other than as a result of a Company-approved leave of absence, the Participant's death, disability, or retirement under the Company pension plan's early or normal retirement provisions or other circumstances specified by the Committee), the Participant shall forfeit all rights to a Regular Award for the calendar year not yet ended.

     (c) Payment in the Event of Death, Disability, or Retirement. If a
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Participant dies, becomes disabled, or retires under the Company pension plan's early or normal retirement provisions during a calendar year, his or her Regular Award for that calendar year shall be reduced to reflect only participation prior to termination. This reduction is based on the number of months the individual was an active Participant in the Plan in the calendar year of termination. In the event of the Participant's death while a Regular Award is outstanding, payments of any amounts due under such Regular Award shall be made to the Participant's Beneficiary.
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     (d) Payment in the Event of Change of Control. Anything in this Plan to the
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contrary notwithstanding, in the event of a "Change of Control" as defined in subsection (e) below, the Regular Award for the calendar year in which the "Change of Control" occurs shall be the greater of (i) the Participant's target bonus for that calendar year or (ii) the bonus computed by determining the performance as of the date of the "Change of Control" and then projecting such performance through December 31 of that calendar year as if such performance had continued at the same rate through such December 31. The Regular Award as so computed shall be paid to Participants as soon as administratively practicable following the "Change of Control."

     (e) Definition of Change of Control. For purposes of subsection (d) above,
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"Change of Control" means the occurrence of any one of the following events:

          (1) individuals who, on the Effective Date (as defined in Section 16), constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least three-fourths of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

          (2) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), subsequent to the Effective Date, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions:
     (A) by the Company or any subsidiary, (B) by Western Resources, Inc., (C) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (D) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (E) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3));
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          (3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business
     Combination: (A) more than 75% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

     For purposes of this definition, "subsidiary" shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets upon liquidation or dissolution.
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         6. Insurance-Related Awards
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     (a) Generally. Following the calendar year for which an Insurance-Related
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Award is granted, the Committee shall determine the amount of the
Insurance-Related Award earned by the Participant that is to be applied toward the purchase of a Policy on the life of the Participant. Before a Policy is so purchased, the Committee must certify in writing the extent to which the Participant has satisfied the performance goals established for the Participant in the Insurance-Related Award, and the purchase shall be made only to the extent the Insurance-Related Award has been earned on account of attainment of such performance goals. The Committee may not increase the amount to be applied to the purchase of a Policy pursuant to the Insurance-Related Award above the amount actually earned pursuant to the terms of the Insurance-Related Award.

     (b) Terms of Split-Dollar Agreement. As a condition to the purchase of a
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Policy on the life of a Participant, the Participant must enter into a
Split-Dollar Agreement with the Company in such form as the Committee shall, in its sole discretion, determine. Unless the Committee determines otherwise, such Agreement shall include the following:

          (i) The Company shall be the owner of the Policy and shall be entitled to designate the beneficiary of the portion of the death benefit to which it is entitled as provided in (iii) below.

          (ii) The Participant shall be entitled to designate the beneficiary or beneficiaries to receive a portion of the Policy death benefit as provided in (iii) below.

         (iii) Upon the death of the Participant, the Company shall have the right to receive the portion of the death benefit equal to the sum of (A) the greater of the total amount of the premiums paid by the Company under the Policy (as adjusted for interest at a rate determined by the Committee) or the cash surrender value of the Policy, reduced in either case by any indebtedness against the Policy existing at the time of the Participant's death (including any interest due on such indebtedness) together with
               (B) the amount of any death benefit sold to the Company by the Participant as described in (iv) below. The balance of the death benefit shall be payable to the beneficiary or beneficiaries designated by the Participant.
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          (iv) The Participant shall have the right to sell to the Company at a price determined under a formula established in the Split-Dollar Agreement all or a portion of his or her interest in the death benefit under the Policy, subject to such terms and conditions as the Committee may determine; provided, however, that any amounts payable to the Participant in connection with any such sale shall be subject to satisfaction of the performance goals established for the Participant in the Insurance-Related Award.

         7. Withholding for Taxes. The Company will provide for the withholding
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of any taxes required by any governmental authority with respect to any income earned under the Plan. The amount withheld shall be paid over by the Company to such governmental authority for the account of the Participant entitled to the payment.

         8. Designation of Beneficiary. A Participant shall designate a
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Beneficiary or Beneficiaries on the Beneficiary Designation form prescribed by the Committee (which may be designated contingently and which may be an entity other than a natural person) to receive any amounts which may become payable on or after the Participant's death under a Regular Award. Any such designation may, unless the Participant has waived such right, from time to time and at any time, be changed or canceled by the Participant without the consent of a Beneficiary. Any such designation must be in writing and filed with the Committee. If a Participant designates more than one Beneficiary, any payments under a Regular Award to such Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If a Participant does not designate a Beneficiary or there is no proper designation of a Beneficiary or no person designated as a Beneficiary shall survive the Participant by 30 days, the Participant's Beneficiary shall be his or her estate.

         9. No Rights To Corporate Assets. Nothing contained herein shall be
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construed as giving a Participant, his or her Beneficiary, or any other person any equity or other interest of any kind in any assets of the Company (except an interest in a Policy to the extent provided in a Split-Dollar Agreement) or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan or a Split-Dollar Agreement, a Participant, his or her beneficiary, and any other person having a claim for payments shall be unsecured creditors.
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                                       9

         10. Non-Assignability. Except for the designation of a beneficiary
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pursuant to Section 6 or 8, neither a Participant nor a Participant's beneficiary shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber his or her interest in the Plan; nor shall such interest be subject to seizure for the payment of a Participant's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant's or beneficiary's bankruptcy or insolvency.

         The Company's obligations under the Plan are not assignable or transferable except to a company which acquires all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated.

         11. Amendment and Termination. The Board of Directors may from time to
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time and at any time alter, amend, suspend, discontinue, or terminate the Plan;
provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless such amendment shall be approved by the stockholders of the Company. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Participant's interest in the Plan. Neither any Participant nor any other person shall have any claim against the Company as a result of any such action. Notwithstanding the foregoing, the Board of Directors may not modify (or terminate) the Plan to the extent doing so would adversely affect the rights of Participants to an outstanding Award at the time of the modification.

         12. No Right of Employment. Nothing contained in the Plan shall be
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construed as conferring upon a Participant the right to continue in the employ of the Company.

         13. Interpretation. The Plan is designed and intended to comply with
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Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

         14. Governing Law. All rights and obligations under the Plan shall be
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governed by, and the Plan shall be construed in accordance with, the laws of the
State of Kansas.

         15. Titles and Headings. Titles and headings to sections herein are for
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purposes of reference only and shall in no way limit, define, or otherwise affect the meaning or interpretation of any provisions of the Plan.
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         16. Effective Date. The Plan shall become effective upon consummation
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of the rights offering to shareholders of Western Resources, Inc. entitling the holders to purchase shares of the Company's common stock (the "Effective Date").